EXHIBIT 5

                    Opinion of Overton, Babiarz & Sykes, P.C.


                         OVERTON, BABIARZ & SYKES, P.C.
                                ATTORNEYS AT LAW

                               DENVER TECH CENTER
                     7720 EAST BELLEVIEW AVENUE, SUTIE 200
                           ENGLEWOOD, COLORADO 80111

                                 (303) 779-5900
                            Fascimile (303) 779-6006

                                                               DAVID J. BABIARZ

                               November 14, 1996


United States Exploration, Inc.
1901 New Street
Independence, Kansas 67301

        Re:  Registration Statement on Form S-8
             (S.E.C. File No. 33-       )
             Covering Public Offering of 40,000 Shares of Common Stock

Gentlemen:

     We have acted as counsel for United States Explration, Inc., a Colorado corporation (the "Company"), in connection with the registration by the Company of an aggregate of 40,000 Common Shares, par value $.0001 per share, underlying Options issued to United States Exploration, Inc. as consultants to the Company (the "Options") all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company on November 15, 1996.

     In such capacity, we hav examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of the Board of Directors and shareholders and the Non-Qualifying Stock Option Plan of the Company.

     Based on the foregoing, and subject to such further examinations as we have deemed relevent and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Options and underlying Common Shares have been legally and validly authorized under the Articles of Incorporation, as amended, of the Company, the Common Shares issued or to be issued upon exercise of the Options constitute duly and validly issued, fully paid and non-assessable Common Shares of the Company and when issued and paid for upon exercise of the Options, the Common Shares underlying the Options will constitute duly and validly issued and outstanding, fully paid and non-assessable, Common Shares of the Company.


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United States Exploration, Inc.
November 14, 1996
Page 2


     We hereby consent to the use of our name and the references to Overton, Babiarz & Sykes, P.C. beneath the caption "Opinion of Counsel, in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                      Sincerely,

                                      OVERTON, BABIARZ & SYKES, P.C.